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                                                                     EXHIBIT 5.0

                  [Squire, Sanders & Dempsey L.L.P. letterhead]

                                                                October 13, 2000

S2 Golf Inc.
18 Gloria Lane
Fairfield, New Jersey 07004

RE:      S2 GOLF INC.
         REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         As outside counsel to S2 Golf Inc., a New Jersey corporation (the "Company"), we have acted as counsel for the Company in connection with the preparation of the subject registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, to register the public offering of 1,000,000 shares of the common stock, par value $0.01 per share, of the Company (the "S2 Golf Common Shares"), to be issued in connection with a proposed merger of Ladies Golf Equipment Company, Inc., a Florida corporation ("Ladies Golf"), with and into S2 Golf Acquisition Corp., a New Jersey corporation and a wholly-owned subsidiary of the Company ("Acquisition Corp.") pursuant to the Agreement and Plan of Reorganization, dated as of September 22, 2000, among the Company, Acquisition Corp., Ladies Golf, James E. Jones and Brian Christopher (the "Reorganization Agreement"). In this connection, we have reviewed the Registration Statement, the Company's Articles of Incorporation, as amended, and Bylaws, as amended, the Reorganization Agreement, and certain records of the Company's corporate proceedings as reflected in its minute and stock books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         In our opinion, the S2 Golf Common Shares to be issued by the Company as described in the Registration Statement (when and to the extent issued in accordance with the Reorganization Agreement) will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.0 to the Registration Statement and to any references to the opinion in the Registration Statement. In giving
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October 13, 2000
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such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,



                                          /s/ Squire, Sanders & Dempsey L.L.P.